Exhibit 99.1

Insmed Issues Statement Regarding IPLEX™ Approvable Letter Press

Release

Richmond, Virginia – September 29, 2005 – Insmed Incorporated (NASDAQ: INSM) today released the following statement: The company wishes to clarify a statement in the press release issued September 27, 2005 regarding iPlex (rhIGF-I/rhIGFBP-3) (Mecasermin rinfibate). With respect to the orphan exclusivity issue, Insmed wants to be clear that the FDA has not yet determined whether the recent approval and granting of orphan exclusivity for Mecasermin [rDNA origin] for Severe Primary IGF-1 deficiency will block the approval of iPlex. The Agency is still considering the issue.

About Insmed

Insmed is a biopharmaceutical company focused on the discovery and development of drug candidates for the treatment of metabolic diseases and endocrine disorders. For more information, please visit www.insmed.com.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding clinical trials and goals, our regulatory and business strategies and growth opportunities for existing or proposed products. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, the company may lack financial resources to complete development of product candidates, the FDA may interpret the results of our studies differently than we have, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

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